Exhibit 99.1

FOR IMMEDIATE RELEASE	MEDIA CONTACT: Michelle Wang | michelle.wang@borqs.net

BORQS MAKES CIO APPLICATIONS’ 2018 LIST OF Top 50 IOT Solution Providers

Leading Provider of Embedded Solutions Recognized for Impactful Contributions to Industry & Partners

SANTA CLARA, Calif. (July 20, 2018)—Borqs Technologies, Inc. (NASDAQ: BRQS)—a leading global product and technology provider dedicated to developing customizable, differentiated and scalable Android-based smart connected devices and cloud service solutions—is pleased to announce its ranking in CIO Applications Magazine’s “Top 50 IoT Solution Providers for 2018.” Borqs’ inclusion in the list was largely due to Borqs’ comprehensive slate of offerings, its ability to efficiently deliver premier end-to-end services and its contributions to the IoT space.

“Since our inception over a decade ago, Borqs has taken tremendous pride in serving the IoT landscape,” said George Thangadurai, EVP and Head of International Business at Borqs. “We came to the vital realization that IoT solutions, without personalization or customization, cannot meet the unique needs of diverse sectors. That’s why we have made it our forte to customize IoT-based applications for different sectors that use connected devices to automate their work processes. We are extremely proud that our services have made such a positive impact, and we are truly honored by the prominent recognition from CIO Applications.”

Borqs’ roster of accomplishments in IoT is significant. Borqs was the first company to customize Android for the Chinese market, ensuring that the software was carrier-ready to be integrated with its services. Borqs has also partnered with Qualcomm and Intel to provide advanced capabilities in computing and connectivity.

“By utilizing strategic partner relationships with leading chipset vendors to maximize our broad software and intellectual property (IP) portfolio, we have achieved superior leadership and customer recognition across the world,” added Thangadurai. “Our aim is to reduce the complexities of IoT adoption for non-traditional applications while enabling innovation at the chipset level to foster vertical-specific connected devices.”

Over the past years, Borqs has quickly established itself as a global leader in software and products for IoT, providing customizable, differentiated and scalable Android-based smart-connected devices and cloud-services solutions. Now Borqs is among the leaders for designing, developing and delivering enterprises and consumers with products and turnkey solutions for IoT by enabling the connectedness and enhancing the capabilities of smart phones, tablets, machines, wearables, vehicles, home appliances and municipalities.

Borqs has designed complete exchange-to-exchange cloud solutions that can even meet the stringent requirements of vertical segments that include marine, oil and gas, remote operations by utility companies and outdoor expeditions. For the future, its vision is to become a further established leader by developing innovative IoT applications and deploying millions of connected devices in various forms across the globe.

For more information about Borqs, visit: www.Borqs.com.

About Borqs: Borqs Technologies (NASDAQ: BRQS) is a global leader in software and products for IoT providing customizable, differentiated and scalable Android-based smart connected devices and cloud service solutions. Borqs has achieved leadership and customer recognition as an innovative end-to-end IoT solutions provider leveraging its strategic chipset partner relationships as well as its broad software and IP portfolio. BORQS designs, develops and provides turnkey solutions across device form factors such as smartphones, tablets, smartwatches, trackers, automotive in-vehicle infotainment and vertical application devices (for restaurants, payments, et al.). For more information, please visit the Borqs website (http://www.borqs.com).

Forward-Looking Statements: This press release includes “forward-looking statements” that involve risks and uncertainties that could cause actual results to differ materially from what is expected. Words such as “expects,” “believes,” “anticipates,” “intends,” “estimates,” “predicts,” “seeks,” “may,” “might,” “plan,” “possible,” “should,” and variations and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements may relate to future events or future results, based on currently available information and reflect our managements’ current beliefs. Many factors could cause actual events or results to differ materially from the events and results discussed in the forward-looking statements, including, without limitation, market acceptance of our products and services, competition from existing products or new products that may emerge, the implementation of our business model and strategic plans for our business and our products, estimates of our future revenue, expenses, capital requirements and our need for financing, our financial performance, and current and future government regulations, developments relating to our competitors, so the reader is advised to refer to the Risk Factors sections of the Companies’ filings with the U.S. Securities and Exchange Commission for additional information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements. Except as expressly required by applicable securities law, the Company disclaims any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Borqs Contacts:

Michelle Wang, Market Communications

Email: michelle.wang@borqs.net

Sandra Dou, Investor Relations

Email: sandra.dou@borqs.net

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